EXHIBIT 10.9

AMENDMENT TO
PEOPLES NATIONAL BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
FOR
DEBRA E. DISSINGER

THIS AMENDMENT TO PEOPLES NATIONAL BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (“AMENDMENT”) is made and entered into this 30TH day of December, 2005, by and between PEOPLES NATIONAL BANK, a national association having a place of business at 50 Main Street, Halstead, Pennsylvania 18822 ("Bank"), and DEBRA E. DISSINGER ("Executive"), an individual residing at R.R. #2, Box 190C, Susquehanna, Pennsylvania 18847.

WITNESSETH:

WHEREAS, the Bank and the Executive entered into a Supplemental Executive Retirement Plan Agreement on December 3, 2004 (the “Supplemental Executive Retirement Plan Agreement”) which is attached hereto.

WHEREAS, the Corporation and the Executive desire to amend the Supplement Executive Retirement Plan Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Bank and the Executive agree as follows:

1. Section 1.2 of the Supplemental Executive Retirement Plan Agreement is hereby amended by deleting the existing definition of “Change of Control” in its entirety and by adding a new definition of “Change of Control” as follows:

1.2 “Change of Control” means: a Change in the Ownership of Peoples or the Bank, (as defined below), a Change in the Effective Control of Peoples or the Bank (as defined below), or a Change in the Ownership of a Substantial Portion of the Assets of Peoples or the Bank, (as defined below).

(a) Change in the Ownership of Peoples or the Bank. A Change in the Ownership of Peoples or the Bank occurs on the date that any one person, or more than one person acting as a group (as defined below), acquires ownership of stock of Peoples or the Bank that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Peoples or the Bank. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of Peoples or the Bank, the acquisition of additional stock by the same person or persons is not considered to cause a Change in the Ownership of Peoples or the Bank. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which Peoples or the Bank acquires its stock in exchange for property will be treated as an acquisition of stock for these purposes. A change in ownership of Peoples or the Bank only occurs when there is a transfer or issuance of stock of Peoples or the Bank and the stock remains outstanding after the transaction.

(b) Change in Effective Control of Peoples or the Bank. A Change in Effective Control of Peoples or the Bank occurs only on the date that either:

(i) Any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Peoples or the Bank possessing 35 percent or more of the total voting power of the stock of Peoples or the Bank; or

(ii) A majority of members of Peoples’ Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Peoples’ Board of Directors prior to the date of the appointment or election.

If any one person, or more than one person acting as a group, is considered to effectively control Peoples or the Bank, the acquisition of additional control of Peoples or the Bank by the same person or persons is not considered to cause a Change in the Effective Control of Peoples or the Bank.

(c) Change in Ownership of a Substantial Portion of Peoples’ or the Bank’s Assets. A Change in Ownership of a Substantial Portion of Peoples’ or the Bank’s Assets occurs on the date that any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Peoples or the Bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Peoples or the Bank immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of assets of Peoples or the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

There is no Change in Control under this Paragraph 1.2(c) if there is a transfer of assets to an entity that is:

(i) A shareholder of Peoples or the Bank (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by Peoples or the Bank;

(iii) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of Peoples or the Bank; or

(iv) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (i), (ii) or (iii) above.

(d) For purposes of this Paragraph 1.2, persons will not be considered to be acting as a group solely because they purchase or own stock or purchase assets of Peoples or the Bank at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

2. Section 1.3 of the Supplemental Executive Retirement Plan Agreement is hereby amended by deleting the existing definition of “Disability” in its entirety and by adding a new definition of “Disability”, as follows:

1.3 “Disability” means, if the Executive is covered by a Bank sponsored disability policy, total disability as defined in such policy without regard to any waiting period, provided that the definition of disability applied under such policy complies with the requirement of Section 1.409A-3(g)(4) of the Treasury regulations. If the Executive is not covered by such policy, Disability means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. As a condition to any benefit, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Bank’s Board of Directors deems appropriate.

3. The Supplemental Executive Retirement Plan Agreement is hereby amended by adding a new Section 2.5 to read as follows:

2.5 Key Employee. Notwithstanding anything in this Article 2 to the contrary, in the event Executive is determined to be a Key Employee, as that term is defined in Section 409A of the Code and the regulations promulgated thereunder, payments to the Executive under Sections 2.1. 2.2 or 2.3 of this Agreement, other than payments on account of Disability or death, shall begin not earlier than the first day of the seventh month following termination of employment. This will result in the aggregate amount of the first seven months of payments payable on the delayed first payment date, normal monthly payments will continue thereafter. For purposes of the foregoing, the date upon which a determination is made as to the Key Employee status of the Executive, the Identification Date (as defined in Section 409A of the Code and the regulations promulgated thereunder) shall be December 31.

4. Section 4.2 of the Supplemental Executive Retirement Plan Agreement is hereby amended by adding a new sentence to the end of Section 4.2 to read as follows:

Notwithstanding the foregoing, any change in the settlement options that violates any of the provisions of Section 409A of the Code or the regulations issued thereunder shall be null and void.

5. Article 9 of the Supplemental Executive Retirement Plan Agreement is hereby amended by adding a new sentence to the end of Article 9 to read as follows:

Notwithstanding the foregoing, this Agreement may be amended or terminated only if such amendment or termination does not violate any of the provisions of Section 409A of the Code and the regulations issued thereunder.

6. Except as hereinabove amended, the Supplemental Executive Retirement Plan Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Executive and a duly authorized Bank officer have signed this Agreement.

ATTEST:     PEOPLES NATIONAL BANK ("BANK")

_____________________        By:________________________
Secretary             Chairman of the Board

WITNESS:
_____________________         __________________________
                          Debra E. Dissinger ("Executive")